UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 30, 2013 (September 25, 2013)
MOHAWK INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	01 13697 (Commission File Number)	52-1604305 (I.R.S. Employer Identification No.)
160 South Industrial Blvd.

Calhoun, Georgia 30701

(Address of principal executive offices) (Zip Code)
(706) 629-7721

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 25, 2013, Mohawk Industries, Inc. (the “Company”) entered into a $1 billion five-year, senior, unsecured revolving credit facility (the “New Facility”) evidenced by a Credit Agreement by and among the Company and certain of its subsidiaries, as Borrowers, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, and an L/C Issuer, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Lead Bookrunners, Bank of America, N.A., JPMorgan Chase Bank and SunTrust Bank, as Syndication Agents, Barclays Bank PLC, Mizuho Bank, LTD., Regions Financial Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank, National Association, as Documentation Agents and the other Lenders party thereto. The Company entered into the New Facility in connection with the replacement of its Existing Facility, as described below. Additional details regarding the New Facility are set forth in Item 2.03 of this report.
Item 1.02 Termination of Material Definitive Agreement
On September 25, 2013, and in connection with entering into the New Facility, the Company terminated the Credit Agreement dated July 8, 2011, as amended, by and among the Company and certain of its subsidiaries, as Borrowers, Bank of America, N.A., as Administrative Agent, and the other parties thereto (the “Existing Facility”). The Existing Facility allowed the Company to borrow up to $900 million on a revolving basis, provided for a $150 million term loan, and was originally set to mature on July 8, 2016. No early termination penalties will be incurred as a result of the termination of the Existing Facility.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
As reported in Item 1.01 of this report, on September 25, 2013, the Company entered into the New Facility.
The New Facility provides for a maximum of $1 billion of revolving credit, including limited amounts of credit in the form of letters of credit and swingline loans.
The New Facility is scheduled to mature on September 25, 2018. However, the New Facility provides that its maturity will accelerate to the date 90 days prior to the maturity of the Company's $900 million notes due January 16, 2016 unless prior to that accelerated maturity date the Company will have available liquidity of at least $200 million assuming repayment of those notes in full. The Company can terminate and prepay the New Facility at any time without payment of any termination or prepayment penalty (other than customary breakage costs in respect of loans bearing interest at a rate based on LIBOR).
At the Company's election, revolving loans under the New Facility bear interest at annual rates equal to either (a) LIBOR for 1, 2, 3 or 6 month periods, as selected by the Company, plus an applicable margin ranging between 1.00% and 1.75%, or (b) the higher of the Wells Fargo Bank, National Association prime rate, the Federal Funds rate plus 0.5%, and a monthly LIBOR rate plus 1.0%, plus an applicable margin ranging between 0.00% and 0.75%. The Company also pays a commitment fee to the Lenders under the New Facility on the average amount by which the aggregate commitments of the Lenders' exceed utilization of the New Facility ranging from 0.125% to 0.25% per annum. The applicable margins and the commitment fee are determined based on whichever of the Company's Consolidated Net Leverage Ratio or its senior unsecured debt rating (or if not available, corporate family rating) results in the lower applicable margins and commitment fee (with applicable margins and the commitment fee increasing as that ratio increases or those ratings decline, as applicable).
The Company can use the proceeds of the New Facility for general corporate purposes, including working capital, capital expenditures, financing acquisitions, investments, and refinancing other indebtedness.
The obligations of the Company and its subsidiaries in respect of the New Facility are unsecured.
All obligations of the Company and the other Borrowers under the New Facility are required to be guaranteed by all of the Company's material domestic subsidiaries and all obligations of Borrowers that are foreign subsidiaries are guaranteed by those foreign subsidiaries of the Company which the Company designates as guarantors.
If at any time (a) either (i) the Company's corporate family rating or senior unsecured rating, whichever is in effect from Moody's Investors Service, Inc. (the “Moody's Rating”) is Baa3 or better (with a stable outlook or better) and the Company's corporate rating from Standard & Poor's Financial Services LLC (the “S&P Rating”) is BB+ or better (with a stable outlook or better) or (ii) the Moody's Rating is Ba1 or better (with a stable outlook or better) and the S&P Rating is BBB- or better (with a stable outlook or better) and (b) no default or event of default shall have occurred and be continuing, then upon the Company's request, the foregoing guarantees will be automatically released. The Company is required to reinstate such guarantees after having been released if: (a) both (i) the Moody's Rating is Ba2 and (ii) the S&P Rating is BB, (b) (i) the Moody's Rating is Ba3 or lower and (ii) the S&P Rating is below BBB- (with a stable outlook or better) or (c) (i) the Moody's Rating is below Baa3 (with a stable outlook or better) and (ii) the S&P Rating is BB- or lower.

The New Facility includes certain affirmative and negative covenants that impose restrictions on the Company's financial and business operations, including limitations on liens, indebtedness, investments, fundamental changes, asset dispositions, dividends and other similar restricted payments, transactions with affiliates, payments and modifications of certain existing debt, future negative pledges, and changes in the nature of the Company's business. Many of these limitations are subject to numerous exceptions. The Company is also required to maintain a Consolidated Interest Coverage Ratio of at least 3.0 to 1.0 and a Consolidated Net Leverage Ratio of no more than 3.75 to 1.0, each as of the last day of any fiscal quarter.
The New Facility also contains customary representations and warranties and events of default, subject to customary grace periods.
The foregoing summary of the New Facility is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1
Credit Agreement by and among the Company and certain of its subsidiaries, as Borrowers, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, and an L/C Issuer, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Lead Bookrunners, Bank of America, N.A., JPMorgan Chase Bank, and SunTrust Bank, as Syndication Agents, Barclays Bank PLC, Mizuho Bank, LTD., Regions Financial Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank, National Association, as Documentation Agents and the other Lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Dated: September 30, 2013	By:	/s/ R. David Patton
		Name:	R. David Patton
		Title:	Vice President - Business Strategy and General Counsel

INDEX TO EXHIBITS

Exhibit
10.1
Credit Agreement by and among the Company and certain of its subsidiaries, as Borrowers, Wells Fargo Bank, National. Association., as Administrative Agent, Swing Line Lender, and an L/C Issuer, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Lead Bookrunners, Bank of America, N.A., JPMorgan Chase Bank, and SunTrust Bank, as Syndication Agents, Barclays Bank PLC, Mizuho Bank, LTD., Regions Financial Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank, National Association, as Documentation Agents and the other Lenders party thereto.